UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004

LSB BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina State or Other Jurisdiction of Incorporation)	000-11448 (Commission File Number)	56-1348147 (IRS Employer Identification No.)

One LSB Plaza, Lexington, North Carolina (Address of Principal Executive Offices)	27292 (Zip Code)

Registrant’s telephone number, including area code (336) 248-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 21, 2004, the shareholders of LSB Bancshares, Inc. (the “Company”) approved the Company’s Comprehensive Equity Compensation Plan for Directors and Employees (the “Plan”), a copy of which is included as Appendix VI of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2004 (SEC File No. 000-11448).

     On December 21, 2004, the Company’s Board of Directors, upon recommendation by the Stock Option and Compensation Committee of the Company’s Board of Directors, approved a form of stock option award agreement for directors (the “Form Director Option Grant Agreement”) and a form of incentive stock option award agreement for employees (the “Form Employee Option Grant Agreement”). The Company intends to use these agreements when it grants stock options to directors and stock options to employees, respectively, under the Plan. The Form Director Option Grant Agreement and Form Employee Option Grant Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

     On December 21, 2004, the Company’s Board of Directors declared a quarterly dividend of $0.16 per share, payable in cash on January 15, 2005 to shareholders of record as of January 1, 2005. A copy of the press release issued by the Company on December 23, 2004 announcing the declaration of this dividend is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form Director Option Grant Agreement

10.2	Form Employee Option Grant Agreement

99.1	Press Release issued by LSB Bancshares, Inc. on December 23, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.

Dated: December 23, 2004	By:	/s/ Robert F. Lowe

Robert F. Lowe,
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form Director Option Grant Agreement

10.2	Form Employee Option Grant Agreement

99.1	Press Release issued by LSB Bancshares, Inc. on December 23, 2004

4